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      THE UNIVERSAL INSTITUTIONAL FUND, INC. - GLOBAL REAL ESTATE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2010 - JUNE 30, 2010

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
                                               TOTAL         AMOUNT OF    % OF    % OF
              PURCHASE/   SIZE   OFFERING      AMOUNT         SHARES   OFFERING  FUNDS
  SECURITY      TRADE      OF    PRICE OF        OF          PURCHASED PURCHASED  TOTAL                         PURCHASED
  PURCHASED     DATE    OFFERING  SHARES      OFFERING        BY FUND   BY FUND  ASSETS        BROKERS            FROM
------------- --------- -------- -------- ------------------ --------- --------- ------ -------------------- --------------
    HRPT      03/18/10     --     $ 7.250  $   30,000,000.00   24,200    0.08%    0.12%    Morgan Stanley,   Wachovia/Wells
 Properties                                                                               Citi, Wells Fargo      Fargo
   Trust                                                                                     Securities,
                                                                                        Jefferies & Company,
                                                                                           Morgan Keegan &
                                                                                         Company, Inc., RBC
                                                                                        Capital Markets, UBS
                                                                                          Investment Bank,
                                                                                          Janney Montgomery
                                                                                        Scott, Oppenheimer &
                                                                                                Co.

    AMB       04/07/10     --     $27.500  $   15,800,000.00   15,130    0.09%    0.28% Morgan Stanley, J.P.  BofA Merrill
  Property                                                                             Morgan, BofA Merrill      Lynch
   Corp.                                                                               Lynch, Daiwa Capital
                                                                                       Markets, ING, Scotia
                                                                                          Capital, Credit
                                                                                       Agricole CIB, HSBC,
                                                                                          Mitsubishi UFJ
                                                                                          Securities, PNC
                                                                                              Capital
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
   Biomed     04/14/10     --     $17.250  $   11,500,000      6,010    0.05%    0.07%    Raymond James,     Raymond James
   Realty                                                                               Morgan Stanley, UBS   & Associates
 Trust Inc.                                                                               Investment Bank,
                                                                                             Wells Fargo
                                                                                        Securities, Keybanc
                                                                                          Capital Markets,
                                                                                        Baird, Creit Suisse,
                                                                                            Deutsche Bank
                                                                                           Securities, RBC
                                                                                          Capital Markets,
                                                                                             RBS, Stifel
                                                                                            Nicolaus, BMO
                                                                                           Capital Markets

   Hudson     06/23/10     --     $17.000  $12,800,000.00      9,150    0.07%    0.49% BofA Merrill Lynch,     Barclays
  Pacific                                                                                Barclays Capital,
 Properties                                                                               Morgan Stanley,
                                                                                            Wells Fargo
                                                                                          Securities, BMO
                                                                                         Capital Markets,
                                                                                          KeyBanc Capital
                                                                                              Markets
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